Exhibit 10.14
RHC HOLDINGS, L.P.
LONG-TERM EQUITY APPRECIATION RIGHTS AWARD
     THIS RIGHTS AWARD (“Agreement”) is entered into as August 25, 2003 (the “Grant Date”) by and between the Participant and RHC HOLDINGS, L.P., a Texas limited partnership (the “Company”).
     WHEREAS, the Company maintains its Long-Term Equity Appreciation Rights Plan (the “Plan”), which is incorporated into, forms a part of, and is attached hereto as Exhibit A this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an award of Rights under the Plan.
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Award. This Agreement specifies the terms of the Rights awarded to the Participant under the Plan. A Rights Award under this Plan shall be in the form of an equity appreciation right (“Right”) entitling the Participant to receive, with respect to each of his or her Vested Rights, cash or Notes, at the Company’s option, in an amount equal to the excess of (a) the Fair Market Value of such Right at the date of exercise over (b) the Issue Price of such Right.
     2. Terms of Award. The terms of Rights awarded to the Participant under this Agreement are as follows:
     (a) The “Participant” is Gary R. Dalke
     (b) The “Vesting Date” is June 1, 2003
     (c) The number of Rights awarded to Participant is 1,000
     (d) The “Issue Price” of each Right is $865.74
     (e) The “Exercise Period” for Rights awarded to a Participant under this Agreement shall be the second quarter of each fiscal year of the Company, subject to the terms and conditions herein. Exercise of a Right shall not be effective until the Committee receives written notice of exercise.
     (f) The “Fair Market Value” of a Right as of any date shall be Value multiplied by         .001% on the applicable date. “Value” means four times the average annual EBITDA of Western Refining Company, LP (“Western”) for the prior thirty-six (36) months ended the end of its fiscal year immediately preceding the date for which the calculation is made plus its Cash minus its Debt at the end of such fiscal year.
     (g) “EBITDA” for any period shall be the sum of Western’s net income (excluding nonrecurring income or gain), interest expense, taxes on income, depreciation and amortization (to the extent deducted in the determination of net income and without duplication).

     Other defined terms used in this Agreement are the same as the definitions used in the Plan.
     3. Date of Exercise. Subject to the limitations of this Agreement, thirty-three percent (33.0%) of the total number of Rights awarded to Participant under this Plan shall vest and become exercisable on each anniversary of the Vesting Date. Unvested Rights shall not vest and become exercisable on the otherwise applicable Vesting Date if the Participant’s Separation occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this Section 3, Rights awarded under this Agreement shall fully vest and become exercisable as follows:
     (a) Upon the Participant’s Separation due to Disability or death.
     (b) Upon the date of a Change in Control, if the Participant’s Separation does not occur on or before the Change in Control.
     4. Expiration. Rights awarded under this Agreement shall not be exercisable after the Company’s close of business on the Expiration Date. The “Expiration Date” shall be earliest to occur of:
     (c) the ten-year anniversary of the Grant Date unless the Committee extends the term of such Rights;
     (d) if the Participant’s Separation occurs by reason of Disability, ninety (90) days after the date of Separation;
     (e) if the Participant’s Separation occurs by reason of death, ninety (90) days after the date of the Participant’s death; or
     (f) if the Participant’s Separation occurs for any reason other than death or Disability sixty (60) days after the date of Participant’s Separation.
     5. Exercise. Rights granted hereby may be exercised by filing a written notice, in the form attached hereto as Exhibit B, with the General Partner of the Company at its principal executive headquarters prior to the Company’s close of business on the Expiration Date. Such notice shall specify the number of Rights hereunder which the Participant elects to exercise. Upon the exercise of Rights, the Participant shall receive cash or a Note in an amount equal to the excess of (a) the Fair Market Value of each Vested Right on the date of exercise over (b) the Issue Price of such Right (the “Company Obligation”). The Note shall not be for more than a ten (10) year term, bearing interest at the prime rate as reported in the Wall Street Journal from time to time with principal and interest payments being payable quarterly. The foregoing notwithstanding, the unpaid Company Obligation shall be paid at the same time of a Change in Control, to the extent possible, that the selling partners receive consideration for the sale of their interests in the Company. If at any time the Participant breaches any agreement with the Company or any of its Affiliates (including without limitation this Agreement or any non-competition agreement or confidentiality agreement) all obligations of the Company to make payments to the Participant under this Agreement shall cease and the Participant shall be obligated to return to the Company all payments made by it hereunder. Notwithstanding the
EQUITY APPRECIATION RIGHTS PLAN AWARD— Page 2

foregoing, if a payment under the Plan or Note will cause the Company or any of its Affiliates to violate any provisions of applicable law, their respective organizational documents, or any agreement to which they are a party, such payment shall be delayed until such time as the payment can be made. The amount of any payment that is so delayed shall earn interest as provided above until such time as the payment is made. Such payment shall be made as soon as practicable after the restriction is removed or otherwise eliminated.
     6. Payments. Payments and payment obligations with respect to any Rights granted under this Plan shall be made only from the general assets of the Company. The Plan shall not be a “funded” plan for purposes of ERISA or the Code. The Company intends for its obligations under the Plan to be unfunded, unsecured promises on the part of the Company to pay in the future.
     7. Withholding. All distributions of cash under this Agreement are subject to withholding and the Company shall withhold all applicable taxes with respect to distributions under this Agreement.
     8. Transferability. Except as otherwise provided in this Section 7, each Right awarded under this Agreement is not transferable other than as provided in Section 8 below.
     9. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company, its Affiliates, and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any Rights awarded to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such Rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in the form attached hereto as Exhibit C, and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive such Participant, any Rights awarded to such Participant and any benefits distributable to such Participant shall be exercised by or distributed to the legal representative of the estate of such Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all Rights awarded under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any Rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
     10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan and is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
EQUITY APPRECIATION RIGHTS PLAN AWARD— Page 3

     11. Not an Employment or Similar Contract. This Agreement will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any of its Affiliates nor will it interfere with or prevent in any way the right of the Company or any of its Affiliates would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time. The foregoing shall apply even if it is alleged or proven that any such termination was to avoid benefits otherwise available to the Participant under this Agreement.
     12. Notices. Any written notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
     13. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any state or other jurisdiction.
     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

THE PARTICIPANT:

/s/ Gary R. Dalke
Name: Gary R. Dalke

THE COMPANY:

RHC HOLDINGS, L.P.

By:
WRC Refining Company, its General Partner

By:	/s/ Paul Foster Name: Paul Foster
Title: President
EQUITY APPRECIATION RIGHTS PLAN AWARD— Page 4

EXHIBIT A
THE PLAN
EQUITY APPRECIATION RIGHTS PLAN — Page 1

EXHIBIT B
RHC HOLDINGS, L.P.
LONG-TERM EQUITY APPRECIATION RIGHTS PLAN
NOTICE OF EXERCISE
     The undersigned hereby elects to exercise the Rights Award as described below:
1. Date on which Rights were awarded to Participant:
2. Number of Rights being exercised:
3. Issue Price of each Right: $

OPTION HOLDER:

By:

Name:

SSN:

Date:

EQUITY APPRECIATION RIGHTS PLAN EXCERCISE NOTICE— Page 1

EXHIBIT C
RHC HOLDINGS, L.P.
LONG-TERM EQUITY APPRECIATION RIGHTS PLAN
BENEFICIARY DESIGNATION
     I wish to designate the following person(s) as my beneficiary(ies) to exercise any outstanding Rights and to receive any benefits under the RHC Holdings, L.P. Long-Term Equity Appreciation Rights Plan (the “Plan”) in the event of my death. I reserve the right to change this designation with the understanding that this designation, and any change thereof, will be effective only upon delivery of a written statement thereof to RHC Holdings, L.P. The right to exercise my outstanding Rights and to receive benefits under the Plan will be transferred to my primary beneficiaries who survive me, and to my secondary beneficiaries who survive me only if none of my primary beneficiaries survive me.
1. PRIMARY BENEFICIARY

Name of Beneficiary	Percentage	Relationship
2. SECONDARY BENEFICIARY

Name of Beneficiary	Percentage	Relationship
     I acknowledge that execution of this form and delivery thereof to RHC Holdings, L.P. revokes all prior beneficiary designations I have made with respect to my outstanding awards under the Plan.

Participant’s signature

Participant’s Printed Name	Date
EQUITY APPRECIATION RIGHTS PLAN BENEFICIARY DESIGNATION— Page 1